UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2010

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Regions Financial Corporation (“Regions”) held on May 13, 2010, Regions’ stockholders approved an Amended and Restated Certificate of Incorporation of Regions (the “Amended and Restated Certificate”), which was filed with the Secretary of State for the State of Delaware on May 13, 2010. The Amended and Restated Certificate of Incorporation was approved by Regions’ Board of Directors (the “Board”) on January 21, 2010 and became effective upon filing with the Secretary of State for the State of Delaware. A discussion of the changes made in the Amended and Restated Certificate can be found in Regions’ Definitive Proxy Statement for the Annual Meeting of Regions’ Stockholders held on May 13, 2010. A copy of the Amended and Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 13, 2010, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, adopted amended and restated By-Laws (the “Amended By-Laws”) of Regions, containing several changes from Regions previous By-Laws (the “Previous By-Laws”) related to clarifying, conforming and consolidating certain existing provisions, removing provisions included as part of the declassification of the Board (which is now complete), and clarifying the responsibilities of certain officers and directors, including the recently created position of Non-Executive Chairman of the Board, as well as other technical changes.

Non-Executive Chairman

Section III.2 of the Amended By-Laws combines and clarifies previous provisions discussing the roles of the Chairman of the Board and the Vice Chairman of the Board. The Amended By-Laws grant the Chairman of the Board (in addition to the Chief Executive Officer, the President and, in certain instances, the Secretary) the ability to call special meetings of the Board in Section III.7 and (in addition to the Chief Executive Officer, the President, the Secretary and the Board) the ability to call meetings of Regions’ stockholders in Section II.2.

Duties of Officers

Section IV.1 of the Amended By-Laws expands the list of officers who may be designated by the Board, and now includes several different designations of Vice Presidents, as well as Assistant Secretaries, a Controller and an Auditor. The description of the Chief Executive Officer contained in Section IV.2 of the Amended By-Laws has been revised and, among other changes to the description, clarifies that the Chief Executive Officer may, but need not, also hold the office of President. The duties of the President listed in Section IV.3 of the Amended By-Laws now specifies that the

President’s duties will include only those duties specified by the Amended By-Laws, the Board and the Chief Executive Officer. Formerly, the President’s duties also included duties usually devolving upon the office. The duties of each Vice President have been clarified to permit each Vice President to exercise authority in all proper matters, including Regions’ operations and its personnel, subject to the authority of the Board, the Chief Executive Officer and the President. Formerly, the duties of each Vice President were limited to the duties assigned by Regions’ by-laws, the Board, the Chairman of the Board and the President. The duties of the Chief Financial Officer contained in Section IV.5 of the Amended By-Laws now include duties assigned by the Chief Executive Officer rather than duties assigned by the Chairman of the Board. Finally, the Amended By-Laws have added Sections IV.7 and IV.8 describing the duties of Regions’ Controller and Auditor, respectively.

Declassified Board

Regions has also included in the Amended By-Laws various changes to remove provisions originally included in connection with the declassification of the Board, which is now complete. In particular, provisions contained in Section III.1 of the Previous By-Laws relating to the declassification have been removed, and Section III.1 of the Amended By-Laws now specifies that Directors shall be elected annually for terms of one year. Language relating to the removal of classified directors in Section III.4 of the Previous By-Laws has also been removed. Section III.4 of the Amended By-Laws states that all Directors shall serve in office until the next annual meeting, until a successor has been elected or qualified or until such Director’s earlier retirement, death, resignation or removal.

Other Clarifying Changes

Clarifying changes were made to the following provisions in the Amended By-laws:

•	Section III.11 of the Amended By-Laws has been revised to clarify the procedures for filling vacancies on Board committees.

•	Section V.12 of the Amended By-Laws contains an expanded and more detailed list of documents which may be executed by Regions’ officers.

The Amended By-Laws also contain, in Section V.13, authority for the Chief Executive Officer, the President, any Executive Vice President or Senior Executive Vice President, the Controller, Regions’ General Counsel and any officer appointed by the Board to attend meetings and vote any securities held by Regions.

In addition, certain repetitive and duplicative sections were deleted or consolidated throughout the Amended By-Laws and certain conforming changes were made. Various provisions throughout the Amended By-Laws have been renumbered from their corresponding provisions in the Previous By-Laws.

The description of the amendments contained in the Amended By-Laws contained herein is qualified in its entirety by reference to the Amended By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Previous By-Laws is included as Exhibit 3.2 to Form 8-K Current Report filed by Regions on April 22, 2008, and is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Regions Financial Corporation, effective May 13, 2010.

3.2	By-Laws of Regions Financial Corporation as amended and restated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: May 13, 2010